         As filed with the Securities and Exchange Commission on October 9, 1996
                                                 Registration No. 333-__________





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                            BRODERBUND SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                      94-2768218
(State of incorporation)                  (I.R.S. Employer Identification No.)

                              500 Redwood Boulevard
                            Novato, California 94947
          (Address, including zip code, of principal executive offices)


                 1996 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Titles of the Plans)


                             Thomas L. Marcus, Esq.
                       Vice President and General Counsel
                            BRODERBUND SOFTWARE, INC.
                              500 Redwood Boulevard
                            Novato, California 94947
                     (Name and address of agent for service)

                                 (408) 382-4400
          (Telephone number, including area code, of agent for service)




                                   Copies to:
                               TOR R. BRAHAM, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                         CALCULATION OF REGISTRATION FEE



    Title of                 Amount               Proposed                   Proposed                Amount of
Securities to                 to be           Maximum Offering           Maximum Aggregate          Registration
be Registered              Registered(1)     Price Per Share(2)           Offering Price(2)              Fee


Common Stock,
$0.01 par value            1,750,000             $28.42355                  $49,741,218.75            $17,152.26




(1) Includes 1,500,000 shares to be registered under the 1996 Employee and Consultant Stock Option Plan (the "Option Plan") and 250,000 shares to be registered under the 1996 Employee Stock Purchase Plan (the "Purchase Plan").

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to 418,750 shares which are subject to outstanding options to purchase Common Stock under the Option Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 418,750 shares subject to outstanding options under the Option Plan is $38.91. With respect to (i) 1,081,250 shares of Common Stock available for future grant under the Option Plan and (ii) 250,000 shares of Common Stock available for purchase under the Purchase Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price of the Registrant's stock as reported in the Nasdaq National Market on October 8, 1996, which average was $25.125. The number referenced above in the table entitled "Proposed Maximum Offering Price per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 1995, February 29, 1996 and May 31, 1996 filed pursuant to Section 13 of the Exchange Act.

         (c) The Registrant's Current Reports on Form 8-K dated October 5, 1995, November 7, 1995 and August 6, 1996.

         (d) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 15, 1991 pursuant to
Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Registrant believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses actually and reasonable incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit Number

              4.1    1996 Employee and Consultant Stock Option Plan
              4.2    Form of Incentive Stock Option Agreement
              4.3    Form of Nonqualified Stock Option Agreement
              4.4    1996 Employee Stock Purchase Plan
              5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered
             23.1    Consent of Ernst & Young LLP, Independent Auditors.
             23.2    Consent of Counsel (contained in Exhibit 5.1)
             24.1    Power of Attorney (see Page II-4)

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the pay ment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on October 9, 1996.


                              BRODERBUND SOFTWARE, INC.


                              By: /s/ Douglas G. Carlston
                                  ------------------------------------
                                  Douglas G. Carlston, Chief Executive
                                  Officer and Chairman of the Board


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas L. Marcus and William M. McDonagh, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his or her substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                             TITLE                                         DATE
       ---------                                             -----                                         ----

/s/ Douglas G. Carlston                         Chief Executive Officer and                          October 9, 1996
-----------------------------------
(Douglas G. Carlston)                           and Chairman of the Board of
                                                Directors (principal executive
                                                officer)


/s/ William M. McDonagh                         President, Chief Operating Officer                   October 9, 1996
-----------------------------------
(William M. McDonagh)                           and Director


/s/ Michael J. Shannahan                        Vice President and Chief Financial                   October 9, 1996
-----------------------------------
(Michael J. Shannahan)                          Officer (Principal Financial and
                                                Accounting Officer)


/s/ Edmund R. Auer                              Director                                             October 9, 1996
-----------------------------------
(Edmund R. Auer)


/s/ Gary L. Buckmiller                          Director                                             October 9, 1996
-----------------------------------
(Gary L. Buckmiller)


/s/ Scott D. Cook                               Director                                             October 9, 1996
-----------------------------------
(Scott D. Cook)


/s/ William P. Egan                             Director                                             October 9, 1996
-----------------------------------
(William P. Egan)


/s/ David E. Liddle                             Director                                             October 9, 1996
-----------------------------------
(David E. Liddle)


/s/ Lawrence Wilkinson                          Director                                             October 9, 1996
-----------------------------------
(Lawrence Wilkinson)

                            BRODERBUND SOFTWARE, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


Exhibit
Number                             Description
-------                            -----------
   4.1            1996 Employee and Consultant Stock Option Plan

   4.2            Form of Incentive Stock Option Agreement

   4.3            Form of Nonqualified Stock Option Agreement

   4.4            1996 Employee Stock Purchase Plan

   5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered

  23.1            Consent Ernst & Young LLP, Independent Auditors

  23.2            Consent of Counsel (contained in Exhibit 5.1)

  24.1            Power of Attorney (see Page II-4)